EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-1 (No. 333-252995) and Form S-8 (Nos. 333-12473, 333-88373, 333-119272, and 333-128953), of Rennova Health, Inc. of our report dated April 15, 2022 related to the consolidated financial statements as of and for the years ended December 31, 2021 and 2020 which appears in the Form 10-K for the year ended December 31, 2021.

/s/ Haynie & Company, CPAs
Haynie & Company, CPAs
Dated: April 15, 2022